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EXHIBIT 23.3

INDEPENDENT AUDITORS' CONSENT

We consent to the reference to our firm under the caption "Experts" and to incorporation by reference to our report dated March 2, 2001 with respect to our audit of the financial statements of eXegenics Inc. for the year ended December 31, 2000, included in Form 10-K for the year ended December 31, 2002 that is incorporated as part of the Registration Statement on Amendment No.1 to Form S-4.

Eisner LLP

New York, New York
August 11, 2003

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  EXHIBIT 23.3